Exhibit 10.6

GUARANTY AND SURETYSHIP AGREEMENT

THIS GUARANTY AND SURETYSHIP AGREEMENT (hereinafter referred to as this “Agreement”) is made as of the 3rd day of October, 2012, by and between INLAND DIVERSIFIED REAL ESTATE TRUST, INC., a Maryland corporation (hereinafter referred to as “Guarantor”), and THE HUNTINGTON NATIONAL BANK, successor by purchase to Sky Bank, with offices at 310 Grant Street, 5th Floor, Pittsburgh, Pennsylvania 15219 (hereinafter referred to as “Bank”).

WITNESSETH:

WHEREAS, Dayville Property Development LLC, a Connecticut limited liability company (hereinafter referred to as “Borrower”), executed and delivered to Sky Bank that certain Mortgage Note dated January 27, 2006 in the maximum principal sum of $47,000,000.00 (hereinafter referred to as the “Original Note”); and

WHEREAS, Sky Bank and Borrower entered into that certain Construction Loan Agreement dated January 27, 2006 (hereinafter referred to as the “Loan Agreement”); and

WHEREAS, the loan evidenced by the Original Note and the Loan Agreement is hereinafter referred to as the “Original Loan”; and

WHEREAS, the Original Note is secured, inter alia, by: (i) that certain Open-End Mortgage Deed and Security Agreement dated as of January 27, 2006 from Borrower to Sky Bank (hereinafter referred to as the “Mortgage”), recorded with the Town Clerk of the Town of Killingly, Connecticut in Book 1036, Page 210 and encumbering certain real property and the improvements thereon erected situate in Windham County, Connecticut, and more particularly described therein (hereinafter referred to as the “Mortgaged Property”), and (ii) that certain Assignment of Rents and Leases dated as of January 27, 2006 from Borrower to Sky Bank (hereinafter referred to as the “Assignment”), recorded with the Town Clerk of the Town of Killingly, Connecticut in Book 1036, Page 246; and

WHEREAS, in order to induce Sky Bank to make the Original Loan to Borrower, Louis R. Cappelli (hereinafter referred to as “Cappelli”) executed and delivered to Sky Bank: (i) that certain Guaranty and Suretyship Agreement dated as of January 27, 2006 (hereinafter referred to as the “Original Payment Guaranty”), and (ii) that certain Completion Guaranty dated as of January 27, 2006 (hereinafter referred to as the “Original Completion Guaranty”); and

WHEREAS, the Original Payment Guaranty and the Original Completion Guaranty are sometimes hereinafter collectively referred to as the “Original Guaranties”; and

WHEREAS, Borrower, Cappelli and Louis L. Ceruzzi, Jr. (hereinafter referred to as “Ceruzzi”) executed and delivered to Sky Bank that certain Environmental Indemnity Agreement dated as of January 27, 2006 (hereinafter referred to as the “Original Indemnity”); and

WHEREAS, Sky Bank, Borrower, Cappelli and Ceruzzi entered into that certain Loan Modification Agreement dated as of August 1, 2007 (hereinafter referred to as the “First Modification”); and

WHEREAS, Borrower executed and delivered to Bank, in substitution for the Original Note, that certain Amended and Restated Mortgage Note dated as of March 26, 2008 in the maximum principal amount of $46,000,000 (hereinafter referred to as the “First Restated Note”); and

WHEREAS, in connection with the First Restated Note, Bank, Borrower, Cappelli and Ceruzzi entered into that certain Second Loan Modification and Extension Agreement dated as of March 26, 2009 (hereinafter referred to as the “Second Modification”); and

WHEREAS, Bank, Borrower, Cappelli and Ceruzzi entered into that certain Third Loan Modification and Extension Agreement dated as of September 1, 2009 (hereinafter referred to as the “Third Modification”); and

WHEREAS, Bank, Borrower, Cappelli and Ceruzzi entered into that certain Fourth Loan Modification and Extension Agreement dated as of November 1, 2009 (hereinafter referred to as the “Fourth Modification”); and

WHEREAS, Bank, Borrower, Cappelli and Ceruzzi entered into that certain Fifth Loan Modification and Extension Agreement dated as of January 1, 2010 (hereinafter referred to as the “Fifth Modification”); and

WHEREAS, Bank, Borrower, Cappelli and Ceruzzi entered into that certain Sixth Loan Modification and Extension Agreement dated as of March 1, 2010 (hereinafter referred to as the “Sixth Modification”); and

WHEREAS, Bank, Borrower, Cappelli and Ceruzzi entered into that certain Seventh Loan Modification and Extension Agreement dated as of June 1, 2010 (hereinafter referred to as the “Seventh Modification”); and

WHEREAS, Bank, Borrower, Cappelli and Ceruzzi entered into that certain Eighth Loan Modification and Extension Agreement dated as of August 31, 2010 (hereinafter referred to as the “Eighth Modification”); and

WHEREAS, Bank, Borrower, Cappelli and Ceruzzi entered into that certain Ninth Loan Modification and Extension Agreement dated as of November 1, 2010 (hereinafter referred to as the “Ninth Modification”); and

WHEREAS, Bank, Borrower, Cappelli and Ceruzzi entered into that certain Tenth Loan Modification and Extension Agreement dated as of April 1, 2011 (hereinafter referred to as the “Tenth Modification”); and

WHEREAS, Borrower executed and delivered to Bank, in substitution for the First Restated Note, that certain Second Amended and Restated Mortgage Note dated as of July 22, 2011 in the principal amount of $45,000,000 (hereinafter referred to as the “Second Restated Note”); and

WHEREAS, BVS Acquisition Co., LLC, a Delaware limited liability company (hereinafter referred to as “BVS”), executed and delivered to Bank that certain Guaranty and Suretyship Agreement dated as of July 22, 2011 (hereinafter referred to as the “BVS Guaranty”); and

WHEREAS, Borrower and BVS executed and delivered to Bank that certain Environmental Indemnity Agreement dated as of July 22, 2011 (hereinafter referred to as the “BVS Indemnity”); and

WHEREAS, Borrower, Bank, Cappelli, Ceruzzi and BVS entered into that certain Eleventh Loan Modification and Extension Agreement and Release of Guaranties and Indemnity dated as of July 22, 2011 (hereinafter referred to as the “Eleventh Modification”) pursuant to which the parties: (i) terminated the Original Guaranties and the Original Indemnity and released Cappelli and Ceruzzi from their respective obligations thereunder, and (ii) further modified the Loan Documents to reflect the substitution of the Second Restated Note for the First Restated Note, the termination of the Original Guaranties and the Original Indemnity and the execution and delivery of the BVS Guaranty and the BVS Indemnity; and

WHEREAS, Borrower executed and delivered to Bank, in substitution for the Second Restated Note, that certain Third Amended and Restated Mortgage Note dated as of the date herewith in the original principal amount of $33,000,000 (hereinafter referred to as the “Third Restated Note”); and

WHEREAS, Borrower and Guarantor have executed that certain Environmental Indemnity Agreement of even date herewith (hereinafter referred to as the “Replacement Indemnity”); and

WHEREAS, Borrower, Bank, BVS and Guarantor have entered into that certain Twelfth Loan Modification and Extension Agreement and Release of Guaranty and Indemnity of even date herewith (hereinafter referred to as the “Twelfth Modification”), pursuant to which the parties: (i) terminated the BVS Guaranty and the BVS Indemnity and released BVS from its obligations thereunder, and (ii) further modified the Loan Documents to reflect the substitution of the Third Restated Note for the Second Restated Note, the termination of the BVS Guaranty and the BVS Indemnity and the execution and delivery of this Guaranty and the Replacement Indemnity; and

WHEREAS, the First Modification, the Second Modification, the Third Modification, the Fourth Modification, the Fifth Modification, the Sixth Modification, the Seventh Modification, the Eighth Modification, the Ninth Modification, the Tenth Modification, the Eleventh Modification and the Twelfth Modification are sometimes hereinafter collectively referred to as the “Modifications”; and

WHEREAS, the Loan Agreement, the Mortgage, the Assignment and all other documents executed with respect to the Original Loan, all as modified by the Modifications, together with the Third Restated Note, this Agreement and the Replacement Indemnity, are hereinafter collectively referred to as the “Loan Documents”; and

WHEREAS, all indebtedness of Borrower to Bank evidenced by the Third Restated Note, both principal and interest, and all other obligations and liabilities of Borrower to Bank created or incurred under the Third Restated Note or under any other Loan Document, all as modified by the Modifications, whether now existing or hereafter arising, contracted or incurred, are collectively referred to herein as the “Debt”; and

WHEREAS, Guarantor will benefit from the indebtedness incurred by Borrower pursuant to the Third Restated Note and desires to secure the Debt in the manner hereinafter set forth.

NOW THEREFORE, for and in consideration of the Debt and other good and valuable considerations paid by Bank to Guarantor, the receipt and legal sufficiency of which are hereby acknowledged by Guarantor, and intending to be legally bound hereby, the parties hereto covenant and agree as follows:

ARTICLE I

Section 1.1.

Guarantor represents and warrants to Bank that:

(a)

Neither the execution and delivery of this Agreement, the consummation of the transactions herein contemplated nor compliance with the terms and provisions hereof will conflict with or result in a breach of any of the terms, conditions or provisions of any law or of any regulation, order, writ, injunction or decree of any court or governmental instrumentality or of any agreement or instrument to which Guarantor is a party or by which Guarantor is bound or to which Guarantor is subject, or constitute a default thereunder or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property of Guarantor pursuant to the terms of any such agreement or instrument.

(b)

Guarantor is not a party to any contract, agreement, claim, suit or litigation which materially and adversely affects Guarantor’s property, assets or financial conditions.

(c)

This Agreement is a valid and legally binding agreement of Guarantor and is enforceable against Guarantor in accordance with its terms.

(d)

Guarantor has either examined the Loan Documents or has had an opportunity to examine the Loan Documents and has waived the right to examine them.

(e)

Guarantor has the full power, authority and legal right to execute, deliver and perform this Agreement.

(f)

Guarantor has filed all federal, state and local tax returns and other reports which Guarantor is required by law to file prior to the date hereof and which were material to the conduct of its business, has paid or caused to be paid all taxes, assessments and other governmental charges that were due and payable prior to the date hereof and has made adequate provisions in Guarantor’s financial statements for the payment of such taxes, assessments and other charges accruing but not yet paid or payable.

ARTICLE II

Section 2.1.

Without limitation or restriction upon any of the other covenants of Guarantor in this Agreement, Guarantor hereby (a) unconditionally guarantees and becomes surety for the due and punctual payment of twenty-five percent (25%) of the Debt and every part thereof as and when due, whether at stated maturity, by acceleration or otherwise, in accordance with the terms of the Third Restated Note and any other Loan Document, and (b) covenants with Bank to pay punctually the obligation stated in (a) above as and when the same become payable, and to pay all reasonable third party expenses which may be incurred and actually paid by Bank in its efforts, reasonably required, to collect and/or enforce performance of any or all of such obligations or in enforcing any right hereunder.  All of the obligations set forth in this Section 2.1 shall be referred to herein as the “Obligations”.

ARTICLE III

Section 3.1.

Guarantor hereby waives (a) any presentment for payment, notice of nonpayment, demand, protest, or notice of acceptance of this Agreement and (b) any notice or notices of any matters described or referred to in the next succeeding paragraph hereof.

Section 3.2.

The obligations of Guarantor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to and shall not be released, discharged or in any way affected by (1) any amendment or modification of or supplement to the Third Restated Note or any other instrument or agreement made at any time in respect of the indebtedness evidenced by the Third Restated Note, including, without limitation, the other Loan Documents, provided such amendment, modification, supplement or agreement has been executed by Borrower; (2) any exercise or nonexercise of or delay in exercising any right, remedy, power or privilege under or in respect of this Agreement, the Third Restated Note, or any of the other Loan Documents (even if any such right, remedy, power or privilege shall be lost thereby), or any waiver, consent, indulgence or other action or inaction in respect thereof; (3) any bankruptcy, insolvency, arrangement, composition, assignment for the benefit of creditors or similar proceeding commenced by or against Borrower, any of its members or Guarantor; (4) any failure to perfect or continue perfection of, or release or waiver of, any rights given to Bank in any property as security for the performance of any of Borrower’s obligations under the Mortgage, the Third Restated Note or any other Loan Document; (5) any extension of time for payment of the Third Restated Note or performance of any of the obligations contained in this Agreement; (6) the dissolution of Guarantor; (7) the genuineness, validity or enforceability of the Loan Documents; (8) any limitation of liability of Borrower contained in the Loan Documents; (9) any defense that may arise by reason of the failure of Bank to file or enforce a claim against the estate of Borrower in any bankruptcy or other proceeding; (10) the voluntary or involuntary liquidation, dissolution, sale of all or substantially all of the property described in the Loan Documents, marshalling of assets and liabilities, or other similar proceeding affecting Borrower or any of its assets; (11) the release of Borrower or of Guarantor from performance or observance of any of the agreements, covenants, terms or conditions contained in the Loan Documents by operation of law; or (12) any other circumstances which might otherwise constitute a legal or equitable discharge of a guarantor or surety.

Section 3.3.

Except as specifically required under the Loan Documents, Guarantor hereby waives any and all notice of every kind to which Guarantor might otherwise be entitled with respect to the incurring of any further obligation or liability by Borrower to Bank, the demand for payment or the payment of all or any obligations or liabilities of Borrower to Bank (whether now existing or hereafter arising) or the presentment of any instrument for payment at any time in connection with any obligation or liability of Borrower or the protest or nonpayment thereof.  Guarantor hereby waives, surrenders and agrees not to claim or enforce, unless and until the Obligations are fully paid and performed, (i) any right to be subrogated in whole or in part to any right or claim of Bank against Borrower arising under the Loan Documents or any other collateral given to Bank as security for the payment or performance of the Obligations and (ii) any right to require the marshalling of any assets of Borrower, which right of subrogation or marshalling might otherwise arise from any partial or full payment of the Obligations by Guarantor.

Section 3.4.

No set-off, claim, reduction or diminution of any obligation, or any defense of any kind or nature, which Borrower has or may have against Bank shall be available hereunder to Guarantor against Bank; provided, however, that Guarantor may assert as defenses against Bank (1) the full payment or performance of the Obligations, and/or (2) any defenses of Guarantor arising under the provisions of this Agreement.

ARTICLE IV

Section 4.1.

If any one or more of the following Events of Default shall occur and be continuing, that is to say:

(a)

Default shall be made in the payment of principal or interest on the Third Restated Note when due; or

(b)

The occurrence of an Event of Default as defined in any other Loan Document shall have occurred and be continuing beyond any period of grace provided with respect thereto;

then, and in any such event, Bank shall be entitled, by written notice to Guarantor and Borrower, to declare the outstanding principal balance of the Third Restated Note and interest accrued thereon and all obligations of Guarantor hereunder to be forthwith due and payable, and the same shall thereupon become immediately due and payable without presentment, demand, protest or other notice of any kind to Guarantor, all of which are hereby expressly waived.

ARTICLE V

[INTENTIONALLY BLANK]

ARTICLE VI

Section 6.1.

 Guarantor shall furnish to Bank (a) within one hundred twenty (120) days after the end of each calendar year, Guarantor’s audited annual financial statements and any other supplemental statements, in form and content satisfactory to Bank and certified by Guarantor to be true and correct, and (b) such other additional financial information relating to Guarantor as Bank may reasonably require.

ARTICLE VII

Section 7.1.

Each and every right, remedy and power hereby granted to Bank or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by Bank at any time and from time to time.

Section 7.2.

This shall be an agreement of suretyship as well as of guaranty and Bank may proceed directly against Guarantor, or any one or more than one of them, whenever any payment or performance required pursuant to the Obligations is not made or rendered to Bank without being required to proceed first against Borrower or any other Guarantor or any other person or entity, or against any security for Borrower’s or Guarantor’s obligations under the Loan Documents or hereunder.

Section 7.3.

If Bank employs counsel to enforce this Agreement by suit or otherwise, Guarantor will reimburse Bank, upon demand, for all reasonable third party expenses incurred in connection therewith (including, without limitation, reasonable attorneys’ fees), whether or not suit is actually instituted.

Section 7.4.

Any notice, demand or request by Bank to Guarantor or by Guarantor to Bank shall be in writing and shall be deemed to have been duly given or made if mailed by certified mail or registered mail, postage prepaid, return receipt requested, or sent by reputable nationally recognized overnight courier, addressed to Bank at the address set forth on the first page hereof, to the attention of Senior Vice President, Commercial Lending (or at the correct address of any assignee of Bank) and in the case of Guarantor addressed to the address set forth on the signature page hereof; or in accordance with the latest unrevoked written direction from any party to the other party hereto.

Section 7.5.

This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.

Section 7.6.

This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between Guarantor and Bank with respect to the subject matter hereof.  If any clause or provision of this Agreement shall be held to be illegal or invalid by any court, the invalidity of such clause or provision shall not affect any of the remaining clauses, provisions or sections hereof, and this Agreement shall be construed and enforced as if such illegal or invalid clause or provision had not been contained herein.

Section 7.7.

Each and every default on account of the Obligations shall give rise to a separate cause of action hereunder.

Section 7.8.

Any waiver, consent or approval of any kind or character of any breach or default by Guarantor under this Agreement, or any waiver of any provision or condition herein contained, shall be effective only if evidenced by a writing signed by Guarantor and by Bank, and shall be effective only to the extent in such writing specifically set forth.

Section 7.9.

The provisions of this Agreement may from time to time be modified or amended, but only by a writing signed by Guarantor and by Bank.

Section 7.10.  No delay or failure of Bank in exercising any right, remedy, power or privilege hereunder shall affect such right, remedy, power or privilege; nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights and remedies of Bank shall be cumulative and not exclusive of any rights or remedies which Bank would otherwise have.

Section 7.11.  All accounting terms used in this Agreement and not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistently applied.

Section 7.12.  All representations, warranties, covenants and agreements of Guarantor contained herein or in the Loan Documents or made in writing in connection herewith shall survive the execution and delivery of this Agreement.

Section 7.13.  [INTENTIONALLY BLANK]

Section 7.14.  This Agreement (i) is and shall be deemed made under, governed by and construed and enforced in accordance with the internal law of the Commonwealth of Pennsylvania, except to the extent that the procedural laws of the State of Connecticut shall apply to any action commenced by Bank in pursuit of its remedies hereunder or otherwise, as applicable, and (ii) is and shall be enforceable only in the State Courts of said Commonwealth with an action commenced in the Court of Common Pleas of Allegheny County, and/or in the Federal Courts of said Commonwealth with an action commenced in the United States District Court for the Western District of Pennsylvania, except to the extent that any action commenced by Bank in pursuit of its remedies hereunder or otherwise, shall be enforceable in the State Courts and/or Federal Courts of the State of Connecticut, at Bank’s sole discretion.  Guarantor hereby waives any claim that Pittsburgh, Pennsylvania is an inconvenient forum and any claim that any action or proceeding arising out of or relating to this Agreement and commenced in the aforesaid Courts lacks proper venue.

Section 7.15.  This Agreement shall be binding upon and shall inure to the benefit of Bank and Guarantor and their respective heirs, personal representatives, successors and assigns, except that Guarantor may not assign or transfer any of Guarantor’s rights or obligations hereunder except with the prior written consent of Bank.

Section 7.16.  Whenever used herein, the singular number shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders, and the word Guarantor shall be deemed to include Inland Diversified Real Estate Trust, Inc. and its successors and assigns.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE ON FOLLOWING PAGE]

IN WITNESS WHEREOF, this Agreement has been duly signed and delivered by the undersigned at the place and as of the day and year first above written.

WITNESS:

INLAND DIVERSIFIED REAL ESTATE

TRUST, INC., a Maryland corporation

/s/ Kelly Janisch

By: /s/ Barry L. Lazarus

   Barry L. Lazarus, President

Address:

2901 Butterfield Road

Oak Brook, Illinois 60523

STATE OF ILLINOIS

)

)

SS:

COUNTY OF DUPAGE

)

On this, the 3rd day of October, 2012, before me, a Notary Public, the undersigned officer, personally appeared BARRY L. LAZARUS, who acknowledged himself to be the President of INLAND DIVERSIFIED REAL ESTATE TRUST, INC., a Maryland corporation, and that he as such President, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the company by himself as such President.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Eugene Filice

Notary Public

MY COMMISSION EXPIRES: